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                                  EXHIBIT 11.1

                                   SCOOP, INC.
                        COMPUTATION OF NET LOSS PER SHARE

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                                                                              THREE MONTHS                      NINE MONTHS
                                                                            ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                                                         -------------------------      -------------------------
                                                                            1996           1997             1996         1997
                                                                         ----------    -----------      -----------   -----------
Weighted average shares outstanding. . . . . . . . . . . . . . . .        2,826,000      5,493,000        2,680,000     4,554,000
Conversion of redeemable common stock. . . . . . . . . . . . . . .          927,000              0          412,000       309,000
Equivalent shares from the assumed exercise of options and
  warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . .          301,000        301,000          301,000       301,000
                                                                         ----------    -----------      -----------   -----------
Weighted average shares used in calculation of net loss per
  share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4,054,000      5,794,000        3,393,000     5,164,000
                                                                         ----------    -----------      -----------   -----------
                                                                         ----------    -----------      -----------   -----------
Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ (769,300)   $(1,676,300)     $(1,422,700)  $(3,325,500)
                                                                         ----------    -----------      -----------   -----------
                                                                         ----------    -----------      -----------   -----------

Net loss per common share. . . . . . . . . . . . . . . . . . . . .       $    (0.19)   $     (0.29)     $     (0.42)  $     (0.65)
                                                                         ----------    -----------      -----------   -----------
                                                                         ----------    -----------      -----------   -----------
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